Exhibit 16.1

May 9, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We agree with the statements made by Quarta-Rad, Inc. under Item 304(a) of Regulation S-K, included in Form S-1/A, dated May 9, 2016, concerning our Firm contained therein.

Very truly yours,

/s/ Anton & Chia, LLP
Anton & Chia, LLP